Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AND US PLEDGE AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Credit Agreement and US Pledge and Security Agreement dated as of May 13, 2016 (this “Amendment”) is among (a) Nine Energy Service, Inc., a Delaware corporation (“US Borrower” or the “Company”), (b) Nine Energy Canada, Inc., a corporation organized under the laws of the Province of Alberta, Canada (“Canadian Borrower”; together with the US Borrower, the “Borrowers”), (c) each of the Guarantors party hereto (the “Guarantors”), (d) each of the Lenders party hereto (the “Lenders”), (e) HSBC Bank USA, N.A., as US Administrative Agent and as US Issuing Lender (f) HSBC Bank Canada, as Canadian Issuing Lender and as Canadian Administrative Agent and (g) Wells Fargo Bank, National Association, as Swingline Lender.

WHEREAS, the Borrowers, the Lenders, US Administrative Agent and US Issuing Lender, Canadian Administrative Agent and Canadian Issuing Lender and the Swingline Lender entered into that certain Credit Agreement dated February 28, 2013, as amended by that certain First Amendment to Credit Agreement dated May 29, 2013, as amended by that certain Second Amendment to Credit Agreement dated September 30, 2013 and as amended and restated by that certain Amended and Restated Credit Agreement dated June 30, 2014 (as amended hereby and as from time to time further amended, modified, supplemented, restated or amended and restated, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the US Borrower and the Guarantors entered into that certain US Pledge and Security Agreement, dated as of February 28, 2013 (the “Original US Security Agreement”), as amended and supplemented by (A) that certain Ratification and Amendment of US Pledge and Security Agreement, dated June 30, 2014 (the “Security Agreement Amendment”); (B) that certain Supplement No. 1 to the Pledge and Security Agreement, dated September 13, 2013 (“Supplement No. 1”); (C) that certain Supplement No. 2 to the Pledge and Security Agreement, dated May 9, 2014 (“Supplement No. 2”); (D) that certain Supplement No. 3 to the Pledge and Security Agreement, dated June 30, 2014 (“Supplement No. 3”); and (E) Supplement No. 4 to the Pledge and Security Agreement dated September 14, 2015 (“Supplement No. 4”) (the Original US Security Agreement, as amended by the Security Agreement Amendment, Supplement No. 1, Supplement No. 2, Supplement No. 3 and Supplement. No. 4, the “US Security Agreement”);

WHEREAS, the Borrowers have requested that the US Administrative Agent, the Canadian Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement and the US Security Agreement;

WHEREAS, the US Administrative Agent, the Canadian Administrative Agent and the Lenders are willing to do so subject to the terms and conditions set forth herein, provided that the Borrowers and Guarantors ratify and confirm all of their respective obligations under the Credit Agreement and the Loan Documents;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.    Certain Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.    Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions therein in proper alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness actually made, plus expense for taxes paid in cash, plus Capital Expenditures and Capital Expenditures financed with borrowed money other than US Advances or Canadian Advances.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on real property of a Credit Party, including any amendment, restatement, modification or supplement thereto.

3.    Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety, respectively, to read as follows:

“Acceptance Fee” means a fee payable in Canadian Dollars by the Canadian Borrower to the Canadian Administrative Agent for the account of the Canadian Lenders with respect to the acceptance of a B/A or the making of a B/A Equivalent Advance on the date of such acceptance or loan, calculated on the face amount of the B/A or the B/A Equivalent Advance at the Applicable Margin for Eurocurrency Advances or B/A Advances on the basis of the number of days in the applicable Contract Period (including the date of acceptance and excluding the date of maturity) and a year of 365 days (it being agreed that the rate per annum applicable to any B/A Equivalent Advance is equivalent to the rate per annum otherwise applicable to the discount relating to the Bankers’ Acceptance which has been replaced by the making of such B/A Equivalent Advance pursuant to Section 2.5).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers and their affiliated companies from time to time concerning or relating to bribery or corruption, including, without limitation, the United Kingdom Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977 and any Canadian Anti-Terrorism Laws.

“Applicable Margin” means, at any time, a rate per annum equal to (a) 4.50% with respect to Eurocurrency Advances or B/A Advances, and (b) 3.50% with respect to Base Rate Advances or Canadian Prime Rate Advances.

“Canadian Commitment” means, for each Canadian Lender, the obligation of such Lender to advance to Canadian Borrower the amount set opposite such Lender’s name on Schedule II as its Canadian Commitment, or if such Lender has entered into any

Assignment and Assumption, set forth for such Lender as its Canadian Commitment in the applicable Register, as such amount may be reduced pursuant to Section 2.1; provided that, after the Maturity Date, the Canadian Commitment for each Lender shall be zero.

“Canadian Letter of Credit Maximum Amount” means C$5,000,000; provided that on and after the Maturity Date, the Canadian Letter of Credit Maximum Amount shall be zero.

“Excluded Properties (Canada)” means (a) all fee owned and leased real property of any Credit Party other than the real property listed on Schedule IV, (b) commercial tort claims, (c) any Properties owned by any Foreign Subsidiary that is not a Canadian Subsidiary, (d) letter of credit rights, and (e) the “Excluded Collateral” as defined in the Canadian Security Agreement.

“Excluded Properties (US)” means (a) all fee owned and leased real property of any Credit Party other than the real property listed on Schedule IV (as amended from time to time), (b) any Properties owned by any Foreign Subsidiary, (c) commercial tort claims, (d) letter of credit rights, and (e) the “Excluded Collateral” as defined in the US Security Agreement which includes, but is not limited to, (i) the Equity Interests issued by Foreign Subsidiaries other than 65% of the Voting Securities issued by First Tier Foreign Subsidiaries (but including 100% of non-Voting Securities of such Subsidiaries), and (ii) Excluded JV Equity Interests, as defined therein.

“Material Real Property” means, as of any date of determination, the real property listed on Schedule IV and any real property owned by the US Borrower or any Domestic Restricted Subsidiary that (a) has a net book value equal to or greater than 10% of the aggregate net book value of the US Borrower’s and the Domestic Restricted Subsidiaries’ property, plant and equipment or (b) when taken together with all other real property owned by the US Borrower or any Domestic Restricted Subsidiary has an aggregate net book value equal to or greater than 10% of the aggregate net book value of the US Borrower’s and the Domestic Restricted Subsidiaries’ property, plant and equipment.

“Maturity Date” means the earlier of (a) January 1, 2018 or (b) the earlier termination in whole of the Commitments pursuant to Section 2.1(d) or Article VII.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC, including, without limitation, currently, the Crimea Region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria.

“Security Documents” means the Security Agreements, including any supplements thereto, the Ratification Agreements, the Mortgages and any and all other instruments, documents or agreements, now or hereafter executed by any Credit Party or any other Person to secure the Obligations.

“Swingline Sublimit Amount” means $10,000,000; provided that, (a) such Swingline Sublimit Amount may be adjusted as provided in Section 2.4(h) and (b) on and after the Maturity Date, the Swingline Sublimit Amount for all purposes shall be zero.

“US Commitment” means, for each Lender, the obligation of such Lender to advance to US Borrower the amount set opposite such Lender’s name on Schedule II as its US Commitment, or if such Lender has entered into any Assignment and Assumption, set forth for such Lender as its US Commitment in the applicable Register, as such amount may be reduced pursuant to Section 2.1; provided that, after the Maturity Date, the US Commitment for each Lender shall be zero.

“US Letter of Credit Maximum Amount” means $10,000,000, or the Dollar Equivalent thereof; provided that, on and after the Maturity Date, the US Letter of Credit Maximum Amount shall be zero.

4.    Amendment to Section 2.7(c) of the Credit Agreement. Section 2.7(c) of the Credit Agreement is hereby amended by adding new clause (iv) to Section 2.07(c) to read as follows:

(iv)    Upon the receipt by any Credit Party of any United States, state or local tax refunds resulting from or arising out of net operating losses of the US Borrower, US Borrower shall immediately prepay Advances in an amount equal to one hundred (100%) percent of such refund. All prepayments required to be made under this clause (iv) shall be applied first to prepay Term Loan Advances in reduction of scheduled repayments of Term Loans to be made pursuant to Section 2.8(b) in inverse order of maturity; second to repay US Advances (including Swingline Loans) without a corresponding reduction in the US Commitment and third to cash collateralize outstanding US Letter of Credit Exposure.

5.    Amendment to Section 2.8(b) of the Credit Agreement. Section 2.8(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)    Term Loan Advances. The US Borrower hereby unconditionally promises to pay to the US Administrative Agent for the account of and ratable benefit of each Term Loan Lender the principal amount of the Term Loan Advances in installments payable on each March 31, June 30, September 30 and December 31 (or, if any such date is not a Business Day, on the immediately following Business Day) in an amount equal to (i) 2.50% of the initial aggregate principal amount of the Term Loan Facility during the period commencing on December 31, 2014 and continuing until June 30, 2016, (ii) 3.75% of the initial aggregate principal amount of the Term Loan Facility during the period commencing on September 30, 2016 and continuing until June 30, 2017, and (iii) 5.00% of the initial aggregate principal amount of the Term Facility during any period thereafter. To the extent not previously irrevocably paid in full in cash, the then unpaid principal amount of the Term Loan Advances shall be due and payable the Maturity Date.

6.    Amendment to Section 2.9 of the Credit Agreement. Section 2.9 of the Credit Agreement is hereby amended by amending and restating paragraphs (a) and (b) in their entirety to read as follows:

(a)    US Commitment Fees. The US Borrower agrees to pay to the US Administrative Agent for the account of each US Lender a US Commitment Fee on the average daily amount by which such Lender’s US Commitment exceeds such Lender’s outstanding US Advances plus such Lender’s Applicable Percentage of the US Letter of Credit Exposure at the per annum rate equal to 0.75%. The US Commitment Fee is due quarterly in arrears on March 31, June 30, September 30, and December 31 of each year commencing on September 30, 2014, and on the Maturity Date. For purposes of this Section 2.9(a) only, amounts advanced as Swingline Advances shall not reduce the amount of the unused US Commitment.

(b)    Canadian Commitment Fees. The Canadian Borrower agrees to pay to the Canadian Administrative Agent for the account of each Canadian Lender a Canadian Commitment Fee on the average daily amount by which such Lender’s Canadian Commitment exceeds such Lender’s outstanding Canadian Advances plus such Lender’s Applicable Percentage of the Canadian Letter of Credit Exposure at the per annum rate equal to 0.75%. The Canadian Commitment Fee is due quarterly in arrears on March 31, June 30, September 30, and December 31 of each year commencing on September 30, 2014, and on the Maturity Date.

7.    Amendment to Section 2.17 of the Credit Agreement. Section 2.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

[Section Intentionally Omitted]

8.    Amendment to Section 4.19 of the Credit Agreement. Section 4.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

OFAC; Anti-Terrorism; Anti-Corruption Laws. (a) Neither Borrower nor any Subsidiary of a Borrower is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC or Canadian Anti-Terrorism Laws. Neither Borrower nor any Subsidiary of a Borrower (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Advance will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

(b)    Neither Borrower, nor to the knowledge of either Borrower, any director, officer, agent, employee, Affiliate or other person acting on behalf of either Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any Anti-Corruption Laws. Furthermore, each Borrower and, to the knowledge of such Borrower, its Affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

9.    Amendment to Section 5.2 of the Credit Agreement. Section 5.2 of the Credit Agreement is hereby amended by amending and restating paragraph (b) in its entirety to read as follows:

Quarterly Financial Reports. (i) The Company shall provide, or shall cause to be provided, to the US Administrative Agent, as soon as available, but in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Company, a consolidated and consolidating balance sheet of the US Borrower and its Restricted Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the US Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, director of finance or controller of the US Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the US Borrower and its Restricted Subsidiaries, in all material respects, in accordance with GAAP, subject only to normal year- end audit adjustments and the absence of footnotes.

10.    Amendment to Section 5.2 of the Credit Agreement. Section 5.2 of the Credit Agreement is hereby amended by inserting new paragraph (q) to Section 5.2 to read ads follows:

(q)    on or before the last Business Day of each April and October, the US Borrower shall provide the US Administrative Agent a true and complete list of all Certificated Equipment (as defined in the US Security Agreement) owned by any U.S. Credit Party, including a summary identifying any changes from the prior list provided.

11.    Amendment to Section 5.8 of the Credit Agreement. Section 5.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Records; Inspections. Each Credit Party shall maintain, in all material respects, proper, complete and consistent books of record with respect to such Person’s operations, affairs, and financial condition. From time to time upon reasonable prior notice, each Credit Party shall permit representatives of the US Administrative Agent or any Lender , at such reasonable times and intervals and to a reasonable extent and under the reasonable guidance of officers of or employees delegated by officers of such Credit Party, subject to any applicable confidentiality considerations, to examine and copy the books and records of such Credit Party, to visit and inspect the Property of such Credit Party, and to discuss the business operations and Property of such Credit Party with the officers and directors thereof, (b) permit representatives or third party appraisers to conduct equipment appraisals of the equipment of the Borrowers and each other Credit Party at Borrower’s cost and expense no more than once per calendar year and (c) permit representatives of US Administrative Agent to conduct a field examination and audit of the assets of Borrowers and each other Credit Party no more than once per calendar year at Borrowers’ cost and expense; provided US Administrative Agent may conduct such appraisals, field examinations and audits, at Borrowers’ cost and expense, with such frequency as US Administrative Agent or Majority Lenders shall determine to be desirable following the occurrence and during the continuance of an Event of Default.

12.    Amendment to Section 6.9 of the Credit Agreement. Section 6.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Restricted Payments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to make any Restricted Payments except that (i) the Restricted Subsidiaries of the US Borrower may make Restricted Payments to the US Borrower or any other US Credit Party, and (ii) the Foreign Restricted Subsidiaries may make Restricted Payments to any Credit Party.

13.    Amendment to Section 6.10 of the Credit Agreement. Section 6.10 of the Credit Agreement is hereby amended by deleting paragraph (f) in its entirety.

14.    Amendment to Section 6.16 of the Credit Agreement. Section 6.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Leverage Ratio. US Borrower shall not permit the Leverage Ratio as of the last day of each fiscal quarter, commencing with the quarter ending September 30, 2017, to be more than 4.50 to 1.00.

15.    Amendment to Section 6.17 of the Credit Agreement. Section 6.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Fixed Charge Coverage Ratio. US Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day of each fiscal quarter, commencing with the quarter ending March 31, 2017, to be less than (a) 1.00 to 1.00 for each fiscal quarter ending on or prior to June 30, 2017 and (b) 1.25 to 1.00 for each fiscal quarter ending after June 30, 2017.

16.    Amendment to Section 6.18 of the Credit Agreement. Section 6.18 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Capital Expenditures. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, cause the aggregate Capital Expenditures (other than Equity Funded Capital Expenditures and Capital Expenditures that constitute a Permitted Acquisition) expended by the US Borrower or any of its Restricted Subsidiaries to exceed $6,000,000 for the fiscal year ending 2016 and $10,100,000 for the fiscal year ending 2017.

17.    Amendment to Section 6.20 of the Credit Agreement. Section 6.20 of the Credit Agreement is hereby amended by adding the following sentence immediately after the last sentence of Section 6.20 to read as follows:

Notwithstanding any provision herein to the contrary, no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, make any single payment or series of related payments to any third party, other than bi-weekly payroll, of $1,000,000 or more without the prior written approval of the US Administrative Agent.

18.    Amendment to Article VI of the Credit Agreement. Article VI of the Credit Agreement is hereby amended by adding new Sections 6.21 and 6.22 each to read as follows:

Section 6.21. Minimum EBITDA. US Borrower will not permit EBITDA, measured as of the last day of each fiscal quarter for the four quarter period then ended, to be less than (i) $17,700,000 for the fiscal quarter ending March 31, 2016, (ii) $9,100,000 for the fiscal quarter ending June 30, 2016, (iii) $2,400,000 for the fiscal quarter ending September 30, 2016, (iv) ($1,000,000) for the fiscal quarter ending December 31, 2016, (v) $8,000,000 for the fiscal quarter ending March 31, 2017, and (vi) $14,300,000 for the fiscal quarter ending June 30, 2017.

Section 6.22 Cash Management Systems. Except for deposit accounts subject to a control agreement in favor of the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, executed on or before June 13, 2016 (but in no event later than 30 days after the effective date of the First Amendment which is anticipated to be May 13, 2016), no Credit Party shall maintain cash on deposit in deposit accounts not maintained with the Administrative Agent in excess of outstanding checks and wire transfers payable from such accounts and amounts necessary to meet minimum balance requirements; provided that in no event shall the average daily balance as of the end of the most recent statement period with respect to such deposit accounts exceed $50,000 individually or $100,000 in the aggregate and; provided further that this Section 6.22 shall not apply to deposit accounts used solely for payroll, workers compensation or 401(k) or other employee benefits.

19.    Amendment to Section 7.7 of the Credit Agreement. Section 7.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)    Notwithstanding anything to the contrary contained in Section 7.1, in the event of any Event of Default under the covenants set forth in Section 6.16, Section 6.17 or Section 6.21 and until the expiration of the tenth (10th) Business Day after the date on which financial statements are required to be delivered pursuant to Section 5.2(a) or (b) with respect to the applicable fiscal quarter hereunder, the US Borrower may sell or issue common Equity Interests of the US Borrower to any of the Equity Interest holders (to the extent such transaction would not result in a Change in Control) and apply the Equity Issuance Proceeds thereof to increase consolidated EBITDA of the US Borrower with respect to such applicable quarter (and include it as consolidated EBITDA in such quarter for any four fiscal quarter period including such quarter); provided that (i) such Equity Issuance Proceeds are actually received by the US Borrower no later than ten (10) Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.2(a) or (b) with respect to such fiscal quarter hereunder and (ii) the amount of such Equity Issuance Proceeds included as consolidated EBITDA for any such fiscal quarter shall not exceed the amount necessary to cause (y) the maximum Leverage Ratio or Fixed Charge Coverage Ratio on a pro forma basis after giving effect to the cure provided herein, for any applicable period to be 1.00x greater than, or less than, as applicable, the then required levels under Section 6.16, Section 6.17 or (z) EBITDA for any applicable period to be less than the required levels under Section 6.21. Subject to the terms set forth above and the terms in clauses (b) and (c) below, upon (A) application of the Equity Issuance Proceeds as provided above within the ten (10) Business Day period described above in such amounts sufficient to cure the Events of Default under the covenants set forth in Section 6.16, Section 6.17 or Section 6.21 and (B) delivery of an updated Compliance Certificate executed by a Responsible Officer of the US Borrower to the US Administrative Agent reflecting compliance with Section 6.16, Section 6.17 and Section 6.21 such Events of Default shall be deemed cured and no longer in existence.

(b)    The parties hereby acknowledge and agree that this Section 7.7 may not be relied on for purposes of calculating any financial ratios or other conditions or compliances other than any of the covenants set forth in Section 6.16, Section 6.17 and Section 6.21 and shall not result in any adjustment to any amounts (including, for the avoidance of doubt, any Debt that is prepaid or repaid with the Equity Issuance Proceeds) other than the amount of the consolidated EBITDA referred to in Section 7.7(a) above for purposes of determining the US Borrower’s compliance with Section 6.16, Section 6.17, or Section 6.21.

(c)    In each period of four fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure set forth in this Section 7.7 is made. Furthermore, the US Borrower may not utilize more than three cures provided in this Section 7.7.

20.    Schedule I of the Credit Agreement. Schedule I of the Credit Agreement is hereby deleted in its entirety.

21.    Schedule II of the Credit Agreement. Schedule II of the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule II.

22.    Schedule IV of the Credit Agreement. The Credit Agreement is hereby amended by adding new Schedule IV in the form attached hereto as Schedule IV.

23.    Amendment to Section 4.2 of the US Security Agreement. Section 4.2 of the US Security Agreement is hereby amended and restated in its entirety to read as follows:

As to Deposit Accounts. With respect to any Deposit Account owned or held by any Grantor (other than any Deposit Account used solely for payroll, workers compensation or 401(k) or other employee benefits), such Grantor will, promptly following the request of the US Administrative Agent, either (i) cause the depositary bank maintaining such Deposit Account to execute a Control Agreement relating to such Deposit Account and the funds therein pursuant to which such depositary bank agrees to comply with the US Administrative Agent’s instructions with respect to such Deposit Account without further consent by such Grantor, or (2) transfer the funds in such Deposit Account to depositary banks that have or will agree to execute such Control Agreements and close such Deposit Account.

24.    Amendment to Section 4.5 of the US Security Agreement. Section 4.5 of the US Security Agreement is hereby amended and restated in its entirety to read as follows:

As to Equipment and Inventory and Goods. Upon the request by the US Administrative Agent in its sole discretion, each Grantor agrees to promptly take such action (or cause its Restricted Subsidiaries that are also Credit Parties to take such action), including endorsing certificates of title or executing applications for transfer of title, as is reasonably required by the US Administrative Agent to enable it to properly perfect and protect its Lien on all Certificated Equipment and to transfer the same. Each Grantor agrees to take such action (or cause its Restricted Subsidiaries that are also Credit Parties to take such action) as is reasonably requested by the US Administrative Agent to enable it to properly perfect and protect its Lien on Equipment and Inventory and Goods (other than, as to perfection, Excluded Perfection Collateral) that such Grantor has transferred from a jurisdiction within the United States of America or its offshore waters to a jurisdiction outside of the United States of America or its offshore waters.

25.    Amendment to Section 4.8 of the US Security Agreement. Section 4.8 of the US Security Agreement is hereby amended and restated in its entirety to read as follows:

As to Certificated Equipment. Until requested by the US Administrative Agent, the certificates of title with respect to Certificated Equipment shall be maintained at the applicable Grantor’s offices.

26.    Conditions Precedent. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

(a)    the US Administrative Agent and the Canadian Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrowers, the Guarantors and the Majority Lenders.

(b)    the US Administrative Agent shall have received new US Notes in favor of all Lenders requesting the same, duly executed by the US Borrower, in form and substance satisfactory to the US Administrative Agent and such Lenders.

(c)    the US Administrative Agent shall have received the favorable written opinion of Vinson & Elkins LLP, special counsel to the Credit Parties, covering such matters relating to the this Amendment and the Loan Documents as the US Administrative Agent shall reasonably request and in form and substance satisfactory to the US Administrative Agent. The Borrowers hereby request such counsel to deliver such opinions.

(d)    the US Administrative Agent shall have received a certificate signed by a Responsible Officer of the US Borrower certifying that (A) after giving effect to the Amendment, the representations and warranties contained in Article IV of the Credit Agreement and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsection (a) of Section 4.4 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.2 of the Credit Agreement; and (B) no Default or Event of Default exists and is continuing.

(e)    the US Administrative Agent shall have received a true and complete list of all Certificated Equipment (as defined in the US Security Agreement) owned by any U.S. Credit Party, in form satisfactory to the US Administrative Agent.

(f)    all fees and expenses payable to the US Administrative Agent, the Canadian Administrative Agent and the Lenders (including the reasonable fees and expenses of counsels to the US Administrative Agent and the Canadian Administrative Agent) invoiced prior to this date shall have been paid in full.

(g)    the US Administrative Agent shall have received such other documents as the US Administrative Agent or special counsel to the US Administrative Agent may reasonably request.

27.    Conditions Subsequent.

(a)    Within 30 days of the date hereof (or such later time as the US Administrative Agent may allow in its sole discretion) the US Administrative Agent shall have received a deposit account control agreement relating to each deposit account listed on Exhibit A hereto, in each case, in form and substance satisfactory to the US Administrative Agent.

(b)    Within 90 days of the date hereof (or such later time as the US Administrative Agent may allow in its sole discretion) the US Administrative Agent shall have received, with respect to each parcel of real property listed on Schedule IV of the Credit Agreement, each of the following, in form and substance reasonably satisfactory to the US Administrative Agent:

(i)    Mortgage on such property;

(ii)    evidence that a counterpart of the Mortgage has been recorded in the place necessary, in the Administrative Agent’s judgment, to create a valid and enforceable first priority Lien in favor of the Administrative Agent for the benefit of itself and the Secured Parties;

(iii)    ALTA or other mortgagee’s title policy;

(iv)    an ALTA survey prepared and certified to the Administrative Agent by a surveyor acceptable to the Administrative Agent;

(v)    an opinion of counsel in the state in which such parcel of real property is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

(vi)    if any such parcel of real property is determined by the Administrative Agent to be in a flood zone, a flood notification form signed by the applicable Credit Party and evidence that flood insurance is in place for the building and contents, all in form and substance satisfactory to the Administrative Agent;

(vii)    a current appraisal of the real property prepared by an appraiser reasonably acceptable to the Administrative Agent, and in form and substance satisfactory to the Lenders;

(viii)    Phase I environmental assessment of the real property prepared by an environmental engineer reasonably acceptable to the Administrative Agent, and accompanied by such reports, certificates, studies or data as Administrative Agent may reasonably require; and

(ix)    such other information, documentation, and certifications as may be reasonably required by the US Administrative Agent.

(c)    The US Borrower shall have paid or made arrangements to pay all applicable recording taxes, fees, charges, costs and expenses required for the recording of any Security Documents or amendments or modifications thereto to be recorded in accordance with this Section 27.

28.    Ratification and Reaffirmation. Each of the Borrowers and Guarantors hereby ratifies and reaffirms all of its Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders, the US Administrative Agent or the Canadian Administrative Agent created by or contained in any of such documents nor are the Borrowers nor Guarantors released from any covenant, warranty or obligation created by or contained herein or therein, except as amended or modified by this Amendment.

29.    Representations and Warranties. Each of the Borrowers and Guarantors hereby represents and warrants to the Lenders, the US Administrative Agent and the Canadian Administrative Agent that (a) this Amendment has been duly executed and delivered on behalf of each of such Borrower or

Guarantor, (b) this Amendment constitutes a valid and legally binding agreement enforceable against each of the Borrowers and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except for such representations and warranties as are by their express terms limited to a specific date, in which case such representations and warranties were true and correct in all material respects as of such specific date, (d) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or under any Loan Document, (e) the Persons appearing as Guarantors on the signature pages to this Amendment constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and each such Person has executed and delivered a guaranty agreement; and (f) the execution, delivery and performance of this Amendment has been duly authorized by such Borrower and Guarantor.

30.    Release and Indemnity.

(a)    Each of the Borrowers and Guarantors hereby releases and forever discharges the US Administrative Agent, the Canadian Administrative Agent and each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, parents, subsidiaries, affiliates, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, including, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims, which may, or could be, asserted by the Borrower INCLUDING ANY SUCH CLAIMS CAUSED BY THE ACTIONS OR NEGLIGENCE OF THE INDEMNIFIED PARTY (OTHER THAN ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT) which any of said parties has held or may now own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the effective date of this Amendment (i) arising directly or indirectly out of the Loan Documents, or any other documents, or instruments relating thereto and/or (ii) relating directly or indirectly to all transactions by and between such Borrowers and/or Guarantors or their representatives and the US Administrative Agent, the Canadian Administrative Agent, and each of the Lender or any of their respective directors, officers, parents, subsidiaries, affiliates, agents, employees, attorneys or other representatives.

(b)    Each of the Borrowers and Guarantors hereby ratifies and reaffirms the indemnification provisions contained in the Loan Documents, as applicable, including, without limitation, Section 9.1 of the Credit Agreement, and agrees that this Amendment and losses, claims, damages and expenses related thereto shall be covered by such indemnities.

31.    Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original, facsimile or electronic form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

32.    Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to such state’s conflict of laws rules that would result in the application of the laws of a different jurisdiction.

33.    Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AS MAY BE AMENDED HEREBY AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages follow.]

EXECUTED as of the date first above written

US BORROWER AND GUARANTOR:
NINE ENERGY SERVICE, INC.

By:	/s/ Ann Fox
Name:	Ann Fox
Title:	President and Chief Executive Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

CANADIAN BORROWER:
NINE ENERGY CANADA INC.

By:	/s/ Ann Fox
Name:	Ann Fox
Title:	Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

GUARANTOR:
NORTHERN STATES COMPLETIONS, INC a Delaware corporation

By:	/s/ Ann Fox
Name:	Ann Fox
Title:	President, Chief Executive Officer and
Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

GUARANTOR:
CDK PERFORATING HOLDINGS, INC., a Delaware corporation

By:	/s/ Ann Fox
Name:	Ann Fox
Title:	President, Chief Executive Officer and
Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

GUARANTOR:
PEAK PRESSURE CONTROL, LLC a Texas limited liability company

By:	/s/ Ann Fox
Name:	Ann Fox
Title:	President, Chief Executive Officer and
Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

GUARANTOR:
DAK-TANA WIRELINE, LLC a Delaware limited liability company

By:	/s/ Ann Fox
Name:	Ann Fox
Title:	President, Chief Executive Officer and
Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

GUARANTOR:
CREST PUMPING TECHNOLOGIES, LLC a Delaware limited liability company

By:	/s/ Ann Fox
Name:	Ann Fox
Title:	President, Chief Executive Officer and
Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

GUARANTOR:
NINE ENERGY SERVICE, LLC a Delaware limited liability company

By:	/s/ Ann Fox
Name:	Ann Fox
Title:	President, Chief Executive Officer and
Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

GUARANTOR:
NINE DOWNHOLE TECHNOLOGIES, LLC a Delaware limited liability company

By:	/s/ Ann Fox
Name:	Ann Fox
Title:	President, Chief Executive Officer and
Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

CANADIAN ISSUING LENDER AND A LENDER:
HSBC BANK CANADA

By:	/s/ Cameron Bailey
Name:	Cameron Bailey
Title:	Assistant Vice President
Loan Management Unit

HSBC Bank Canada

By:	/s/ Vikas Upadhyay
Name:	Vikas Upadhyay
Title:	Assistant Vice President, Credit Approval

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

SWINGLINE BANK AND A LENDER:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Philip C. Lauinger III
Name:	Philip C. Lauinger III
Title:	Managing Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

LENDER:
ZB, N.A, DBA AMEGY BANK

By:	/s/ Rachel Pletcher
Name:	Rachel Pletcher
Title:	Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

LENDER:
JPMORGAN CHASE BANK, N.A.

By:	/s/ Thomas Okamoto
Name:	Thomas Okamoto
Title:	Authorized Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

LENDER:
BANK OF AMERICA, N.A.

By:	/s/ Tyler Ellis
Name:	Tyler Ellis
Title:	Senior Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

LENDER:
IBERIABANK

By:	/s/ Robert S. Martin
Name:	Robert S. Martin
Title:	Senior Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

LENDER:
THE BANK OF NOVA SCOTIA

By:	/s/ John Prazell
Name:	John Prazell
Title:	Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

LENDER:
REGIONS BANK

By:	/s/ Richard Kaufman
Name:	Richard Kaufman
Title:	Managing Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement

and US Pledge and Security Agreement]

SCHEDULE II

COMMITMENTS, CONTACT INFORMATION

US ADMINISTRATIVE AGENT, US ISSUING BANK AND US LENDER

Notices: Principal/Interest/Fees

HSBC Bank USA NA

Corporate Trust & Loan Agency

8 East 40th Street, 6th Floor

New York, NY 10016

Attn:      Agency Services

Phone:    1-212-525-7253

Fax:        1-917-229-6659

Email:    CTLANY.LoanAgency@us.hsbc.com

Documentation Contact:

HSBC Bank USA NA

Corporate Trust & Loan Agency

8 East 40th Street, 6th Floor

New York, NY 10016

Attn:      Transaction Management

Phone:    1-212-525-7258

Fax:        1-917-229-6659

Email:    CTLANY.TransactionManagement@us.hsbc.com

CANADIAN ADMINISTRATIVE AGENT, CANADIAN ISSUING LENDER AND CANADIAN LENDER

Credit Contact:

HSBC Bank Canada

408 - 8th Avenue S.W.

Calgary, Alberta T2N 3PG

Canada

Attn:      Stephen Chuang, Assistant Vice President

              International Subsidiary Banking

Phone:    1-403-693-8546

Fax:        1-403-693-8556

Email:    stephen_chuang@hsbc.ca

Administration Contact:

HSBC Bank Canada

11th Floor, 70 York Street

Toronto, Ontario M5J 1S9

Canada

Attn:      Cheryl Saldanha, Agency Administrator

Phone:    1-416-868-8223

Fax:        1-647-788-2185

Email:    cacmbagency2@hsbc.ca

SYNDICATION AGENT, US SWINGLINE LENDER AND US LENDER

Credit Contact: Wells Fargo Bank, N.A. 1000 Louisiana St., 9th Floor Houston, Texas 77002 Attn: Phil Lauinger Phone: 1-713-319-1313 Fax: 1-713-739-1087 Email: lauingpc@wellsfargo.com	Administration Contact: Wells Fargo Bank, N.A. 1000 Louisiana St., 9th Floor Houston, Texas 77002 Attn: Sally Weir Phone: 1-713-319-1366 Fax: 1-713-739-1087 Email: weirs@wellsfargo.com

CREDIT PARTIES

Borrowers/Guarantors	Address: c/o Nine Energy Service, Inc. Greenspoint Plaza 4 16945 Northchase Drive, Suite 1600 Houston. Texas 77060 Attn: Ann Fox Fax: 713-227-7850

LENDERS	TERM COMMITMENT	REVOLVING COMMITMENT
HSBC Bank Canada	$1,062,500.00	$13,000,000 (Canadian)
HSBC Bank USA, N.A.	$7,634,259.29	$13,271,990.71
Wells Fargo Bank, National Association	$16,724,537.03	$16,244,212.97
ZB, N.A., dba Amegy Bank	$10,703,703.71	$10,396,296.29
JPMorgan Chase Bank, N.A.	$10,703,703.71	$10,396,296.29
Bank of America, N.A.	$10,703,703.71	$10,396,296.29
IberiaBank	$5,351,851.84	$5,198,148.16
The Bank of Nova Scotia	$5,351,851.84	$5,198,148.16
Regions Bank	$4,013,888.87	$3,898,611.13

TOTAL:	$72,250,000.00	$88,000,000

SCHEDULE IV

REAL PROPERTY

	OWNER	ADDRESS	TYPE
1.	Peak Pressure Control, LLC	12914 W. Co. Road 91 Midland, TX 79707	Office / Shop / Yard

2.	Northern States Completions, Inc.	14069 49th Lane NW Williston, ND 58802	Office / Shop

3.	CDK Perforating, LLC	5819 Baldwin Lane Williston, ND 58801	Office / Shop / Yard

EXHIBIT A

Deposit Accounts

Credit Party	Depository Bank	Account Number
CDK Perforating, LLC	Wells Fargo Bank, N.A.	[redacted]
CDK Perforating, LLC	Wells Fargo Bank, N.A.	[redacted]
Crest Pumping Technologies, LLC	Wells Fargo Bank, N.A.	[redacted]
Crest Pumping Technologies, LLC	IberiaBank	[redacted]
Crest Pumping Technologies, LLC	IberiaBank	[redacted]
Peak Pressure Control, LLC	Wells Fargo Bank, N.A.	[redacted]
Nine Energy Service, Inc.	Wells Fargo Bank, N.A.	[redacted]
Nine Energy Service, Inc.	Wells Fargo Bank, N.A.	[redacted]

A-1